Fidelity & Guaranty Life Reports Fiscal First Quarter 2017 Results
DES MOINES, Iowa: February 6, 2017 -- Fidelity & Guaranty Life (NYSE: FGL), a leading provider of annuities and life insurance, today announced financial results for the fiscal first quarter of 2017.

•	Reported net income was $108 million or $1.85 per diluted share for the first quarter

•	Adjusted operating income was $41 million or $0.70 per diluted share for the first quarter

•	Total annuity sales were $648 million; including fixed indexed annuity ("FIA") sales of $551 million, up 26% over prior year

•	Indexed universal life ("IUL") sales increased 31% over prior year to $17 million

•	Average assets under management increased to $19.8 billion, up 8% over prior year
Net income for the fiscal first quarter of 2017 ended on December 31, 2016(1) was $108 million or $1.85 per diluted common share. Adjusted operating income for the fiscal first quarter of 2017 was $41 million, or $0.70 per diluted share, compared to adjusted operating income of $31 million, or $0.53 per diluted share, in the prior year period.
The table below reconciles reported after-tax net income to adjusted operating income ("AOI").

(In millions)	Three months ended December 31,
	(Unaudited)
Reconciliation from Net Income to AOI(2):	2016	2015	Increase (decrease)
Net income	$108	$48	$60
Effect of investment losses (gains), net of offsets	(1)	4	(5)
Effect of change in FIA embedded derivative discount rate, net of offsets	(92)	(10)	(82)
Effect of change in fair value of reinsurance related embedded derivative, net of offsets	(10)	(20)	10
Tax impact of adjusting items	36	9	27
Adjusted operating income	$41	$31	$10
See footnotes at end of release.

The current quarter included net favorable items of $4 million or $0.07 per diluted share. The prior year quarter included net unfavorable items of ($3) million or ($0.05) per diluted share. The table below details notable items in both periods.

Current Year Fiscal Quarter
- Favorable actual to expected mortality within the single premium immediate annuity ("SPIA") product line	$2 million
- Higher net investment income from bond prepayment income	$2 million
Prior Year Fiscal Quarter
- Unfavorable actual to expected mortality within SPIA product line	($3) million
- Higher expense related to legacy incentive compensation plans & merger transaction costs	($3) million
- Net favorable adjustments related to lower deferred acquisition cost ("DAC") amortization, due to equity market fluctuations, and bond prepayment income	$3 million

"We've delivered another strong quarter and fiscal 2017 is off to a good start with solid increases in sales, net income, net investment income, adjusted operating income and assets under management," said Chris Littlefield, President and CEO of FGL. "As we look to the future, we expect to benefit if interest rates continue to rise and if the regulatory environment becomes more favorable under President Trump's administration.  With respect to the Anbang transaction, we are continuing discussions with Anbang regarding an e xtension of the outside termination date beyond February 8, 2017. We expect to make an announcement on or about February 9, 2017 regarding the outcome of our discussions."

Summary Financial Results (Unaudited)

	Three months ended December 31,
(In millions, except per share data)	2016	2015
Fixed indexed annuity sales (2)	$551	$437
Total annuity sales (2)	$648	$489
Average assets under management (2)	$19,768	$18,239
Net investment spread - FIA (2)	3.00%	2.92%
Net investment spread - All products (2)	2.29%	2.14%
Net income	$108	$48
Net income per diluted share	$1.85	$0.82
Adjusted operating income (“AOI”) (2)	$41	$31
AOI per diluted share (2)	$0.70	$0.53
Weighted average basic shares	58.3	58.2
Weighted average diluted shares	58.4	58.5
Total common shares outstanding	59.0	59.0
Book value per share	$29.70	$23.73
Book value per share, excluding AOCI (2)	$27.11	$24.78
See footnotes below.

Sales In Line With Expectations
Sales of our core fixed indexed annuity product were $551 million in the current period, an increase of 26% over the prior year quarter. On a sequential basis, FIA sales increased 14% as compared to the fiscal fourth quarter 2016. FIA sales levels in recent quarters reflect continued strong and productive partnerships with our independent marketing organizations ("IMO's").
Sales of multi-year guarantee annuities ("MYGA") were $97 million in the current quarter as compared to $52 million in the same period last year. Total annuity sales were $648 million for the current quarter, an increase of 33% over the prior year quarter.
Indexed universal life sales in the quarter were $17 million, an increase of 31% compared to $13 million last year. This increase reflects FGL's efforts to grow our IUL business with expanded distribution.

Investment Portfolio Performing Well
Net investment income was $240 million for the quarter, an increase of 8% compared to $222 million for the same period last year. This growth was right in line with the increase in average assets under management ("AAUM"), which were up $1.5 billion or 8% over the prior year from sales and stable policy owner retention trends.
The average earned yield on the total portfolio in the quarter was 4.85%, consistent with 4.87% in the prior year quarter. Asset purchases during the quarter were $1.2 billion at an average yield of 4.78%. Asset purchases during the current quarter were primarily in investment grade corporate bonds and structured securities. The average NAIC rating for the portfolio remains approximately 1.5.
Net investment spread across all product lines increased 15 basis points to 229 basis points, compared to fiscal first quarter 2016. Net investment spread in the current quarter for fixed indexed annuities was consistent with recent performance at 300 basis points.

Capital Management Trends

•
GAAP book value per share at December 31, 2016 was $29.70 on a reported basis; book value per share excluding accumulated other comprehensive income (“AOCI”) was $27.11, an increase of 9% year over year.

•
As announced on February 2, 2017, the FGL Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on March 6, 2017 to shareholders of record as of the close of business on February 21, 2017.

FIDELITY & GUARANTY LIFE AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2016	September 30, 2016
	(Unaudited)
ASSETS
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost: December 31, 2016 - $19,173; September 30, 2016 - $18,521)	$19,437	$19,411
Equity securities, available-for-sale, at fair value (amortized cost: December 31, 2016 - $691; September 30, 2016 - $640)	696	683
Derivative investments	314	276
Commercial mortgage loans	582	595
Other invested assets	47	60
Total investments	21,076	21,025
Related party loans	71	71
Cash and cash equivalents	632	864
Accrued investment income	201	214
Reinsurance recoverable	3,444	3,464
Intangibles, net	1,228	1,026
Deferred tax assets	68	—
Other assets	232	371
Total assets	$26,952	$27,035

LIABILITIES AND SHAREHOLDERS' EQUITY

Contractholder funds	$19,486	$19,251
Future policy benefits	3,453	3,467
Funds withheld for reinsurance liabilities	1,142	1,172
Liability for policy and contract claims	53	55
Debt	300	300
Revolving credit facility	100	100
Deferred tax liability	—	10
Other liabilities	666	746
Total liabilities	25,200	25,101

Commitments and contingencies

Shareholders' equity:
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued at December 31, 2016 and September 30, 2016)	$—	$—
Common stock ($.01 par value, 500,000,000 shares authorized, 58,984,034 issued and outstanding at December 31, 2016; 58,956,127 shares issued and outstanding at September 30, 2016)	1	1
Additional paid-in capital	715	714
Retained earnings	896	792
Accumulated other comprehensive income	153	439
Treasury stock, at cost (565,723 shares at December 31, 2016; 537,613 shares at September 30, 2016)	(13)	(12)
Total shareholders' equity	1,752	1,934
Total liabilities and shareholders' equity	$26,952	$27,035

FIDELITY & GUARANTY LIFE AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three months ended
	December 31, 2016	December 31, 2015
	(Unaudited)
Revenues:
Premiums	$11	$15
Net investment income	240	222
Net investment gains	51	63
Insurance and investment product fees and other	38	29
Total revenues	340	329
Benefits and expenses:
Benefits and other changes in policy reserves	20	181
Acquisition and operating expenses, net of deferrals	28	28
Amortization of intangibles	123	41
Total benefits and expenses	171	250
Operating income	169	79
Interest expense	(6)	(6)
Income before income taxes	163	73
Income tax expense	(55)	(25)
Net income	$108	$48

Net income per common share:

Basic	$1.85	$0.82
Diluted	$1.85	$0.82
Weighted average common shares used in computing net income per common share:
Basic	58.3	58.2
Diluted	58.4	58.5

Cash dividend per common share	$0.065	$0.065

RECONCILIATION OF BOOK VALUE PER SHARE EXCLUDING AOCI

(In millions, except per share data)	December 31, 2016	September 30, 2016
Reconciliation to total shareholder's equity:
Total shareholder's equity	$1,752	$1,934
Less: AOCI	153	439
Total shareholder's equity excluding AOCI	$1,599	$1,495

Total shares outstanding	59.0	59.0
Weighted average shares outstanding - basic	58.3	58.3
Weighted average shares outstanding - diluted	58.4	58.6

Book value per share	$29.70	$32.80
Book value per share, excluding AOCI(2)	$27.11	$25.36

Footnotes:

(1)	Fidelity & Guaranty Life’s fiscal year ends on September 30.

(2)	Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

Agreement and Plan of Merger with Anbang Insurance Group Co., Ltd. ("Anbang")
On November 8, 2015, FGL and Anbang entered into a definitive merger agreement (the "Merger Agreement") pursuant to which Anbang will acquire all outstanding shares of FGL (the "Merger") for $26.80 per share in cash, without interest. On November 3, 2016, FGL and Anbang extended the outside termination date for the completion of the merger to February 8, 2017. Accordingly, either party may terminate the merger agreement if the closing of the merger does not occur prior to February 8, 2017. The parties are in discussions regarding an extension of the outside termination date beyond February 8, 2017. We expect to make an announcement on or about February 9, 2017 regarding the outcome of our discussions.
The Merger remains subject to the receipt of regulatory approvals from the Iowa Insurance Division, the New York Department of Financial Services and the China Insurance Regulatory Commission ("CIRC").  The parties have obtained requisite regulatory approvals for the Merger from the Vermont Department of Financial Regulation and the Committee on Foreign Investment in the United States ("CFIUS").  The parties will not be required to file a notification of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, due to an available exemption.

Non-GAAP Measures
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Reconciliations of such measures to the most comparable GAAP measures are included herein.
AOI is calculated by adjusting net income to eliminate (i) the impact of net investment gains including other-than-temporary impairment ("OTTI") losses recognized in operations, but excluding gains and losses on derivatives hedging our indexed annuity policies, (ii) the effect of changes in the interest rates used to discount the FIA embedded derivative liability, and (iii) the effect of change in fair value of the reinsurance related embedded derivative. All adjustments to AOI are net of the corresponding VOBA and DAC impact. The income tax impact related to these adjustments is measured using an effective tax rate of 35%, as appropriate.
While these adjustments are an integral part of the overall performance of FGL, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.
Net investment spread is the excess of net investment income earned over the sum of interest credited to policyholders and the cost of hedging our risk on FIA policies.

Average assets under management ("AAUM") is the sum of (i) total invested assets at amortized cost, excluding derivatives, (ii) related party loans and investments and (iii) cash and cash equivalents at the end of each month in the period divided by the number of months in the period.
Book value per share excluding AOCI is calculated as total stockholders' equity excluding AOCI divided by the total number of shares of common stock outstanding.
Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. For GAAP purposes annuity sales are recorded as deposit liabilities (i.e. contract holder funds). Management believes that presentation of sales as measured for management purposes enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.
While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace GAAP financial results and should be read in conjunction with those GAAP results.
Conference Call and Earnings Release
In light of the announced merger with Anbang, FGL has elected to discontinue conference calls to discuss quarterly and annual results, pending the closing of the transaction. FGL will continue to issue its earnings press releases and quarterly financial supplement.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life, headquartered in Des Moines, Iowa, trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.
Forward Looking Statements
"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding our subsidiaries' ability to pay dividends. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL's management and the management of FGL's subsidiaries (including target businesses). Generally, forward-looking statements include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of FGL's assumptions and estimates; FGL's and its insurance subsidiaries' ability to maintain or improve financial strength ratings; FGL's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL's reinsurers failing to meet their assumed obligations; restrictions on FGL's ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL's ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL's operations; and other factors discussed in FGL's filings with the SEC including its Form 10-K for the year ended September 30, 2016, which can be found at the SEC's website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Investor Contact:

Lisa Foxworthy-Parker
Fidelity & Guaranty Life
Investor.Relations@fglife.com
515-330-3307

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar, 212-687-8080

Source: Fidelity & Guaranty Life